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    Composition of Aggregate Revolving Period Subsequent Contracts Allocated
                   Between December 31, 1998 and June 30, 1999

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
Aggregate Outstanding Principal Balance as of Transfer Date                                        $79,506,056.03
Aggregate Discounted Principal Balance as of Transfer Date                                         $77,297,481.91
Aggregate Net Investment Value as of Transfer Date                                                 $77,297,481.91
Number of Subsequent Contracts                                                                              3,478
Average Outstanding Principal Balance as of Transfer Date (2)                                          $22,859.71
Average Discounted Principal Balance as of Transfer Date                                               $22,224.69
Range of Original Principal Balances of Subsequent Contracts                              $9,428.95 to $59,120.57
Weighted Average Lease Rate (1) (2)                                                                         7.22%
Range of Lease Rates (2)                                                                        1.086% to 13.673%
Weighted Average Original Number of Monthly Payments (1)                                                     38.2 months
Range of Original Number of Monthly Payments                                               12 months to 60 months
Weighted Average Remaining Number of Monthly Payments (1)                                                    30.1 months
Range of Remaining Number of Monthly Payments                                               6 months to 56 months
Average Original Residual Value (2)                                                                    $15,707.05
Range of Original Residual Values (2)                                                     $3,544.00 to $43,107.80
Aggregate of Residual Values as a Percentage of Aggregate Net Investment
   Value as of Transfer Date                                                                               70.67%
Percentage of Lease Contracts for Lexus Vehicles (by Discounted Principal
   Balance as of Transfer Date)                                                                            33.20%
Percentage of Lease Contracts for Toyota Vehicles (by Discounted Principal
   Balance as of Transfer Date)                                                                            66.80%
Percentage of Lease Contracts for New Vehicles (by Outstanding Principal
   Balance) (2)                                                                                            98.33%
Percentage of Lease Contracts for Used Vehicles (by Outstanding Principal
   Balance) (2)                                                                                             1.67%
Percentage of Subsequent Contracts By State of Origination (3) (by
   Outstanding Principal Balance) (2)
   California                                                                                              54.97%
   Ohio                                                                                                    15.81%
   Pennsylvania                                                                                            10.08%
   Michigan                                                                                                 9.58%
   Florida                                                                                                  9.56%
     Total (4)                                                                                            100.00%

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(1) Weighted by Outstanding Principal Balance as of the Transfer Date.
(2) Without giving effect to discounting for calculation of Discounted Principal Balances.
(3) By Dealer Location.
(4) Percentages may not add to 100% due to rounding.